UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Whitestone REIT
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WHITESTONE REIT
2600 S. GESSNER, SUITE 500
HOUSTON, TEXAS 77063

April , 2012

Dear Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders to be held on Tuesday, May 22, 2012, at 10:00 a.m., Central Daylight Time, at the Norris Conference Center, 803 Town & Country Lane, Houston, Texas, 77024.

The notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on our progress during the past year and answer shareholders' questions.

It is important that your shares be represented at the Annual Meeting. I urge you to authorize a proxy to vote your shares via the internet, or by calling the toll-free telephone number, or by signing, dating and promptly returning your proxy card in the enclosed envelope. Your vote is important.

Sincerely yours,

/s/ James C. Mastandrea
James C. Mastandrea
Chairman and Chief Executive Officer

WHITESTONE REIT
2600 S. GESSNER, SUITE 500
HOUSTON, TEXAS 77063

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 22, 2012
To our Shareholders:

You are invited to attend our 2012 Annual Meeting of Shareholders (the “Annual Meeting”), to be held at the Norris Conference Center, 803 Town & Country Lane, Houston, Texas, 77024, on Tuesday, May 22, 2012 at 10:00 a.m., Central Daylight Time for the following purposes:

1.	To elect two trustees to serve until our 2015 annual meeting of shareholders and thereafter until each of their successors has been duly elected and qualified (Proposal No. 1);

2.	To approve an amendment to our Declaration of Trust, as amended, that will provide for the reclassification of each Class A common share into one Class B common share (Proposal 2);

3.	To ratify Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 3); and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Trustees recommends that you vote “FOR” the nominees for trustees, “FOR” the amendment to our Declaration of Trust, and "FOR" the ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2012.

Shareholders who are holders of record of our Class A or Class B common shares of beneficial interest at the close of business on March 23, 2012, the record date, will be entitled to receive notice of and to vote at the Annual Meeting.  A proxy card is enclosed with this notice of Annual Meeting and proxy statement.  A copy of our annual report to shareholders for the fiscal year ended December 31, 2011 is also enclosed with the proxy statement.

YOUR VOTE IS IMPORTANT - You are urged to authorize a proxy to vote your shares via the internet, or by calling the toll-free telephone number, or by signing, dating and promptly returning your proxy card in the enclosed envelope.

When you submit your proxy, you authorize James C. Mastandrea, John J. Dee, and David K. Holeman or any of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions or, if no instructions are given, to vote in accordance with the recommendations of our Board set forth above.

By order of the Board of Trustees,

/s/ John J. Dee
John J. Dee
Chief Operating Officer and Corporate Secretary
April , 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 22, 2012:

This proxy statement and Whitestone's Annual Report to Shareholders for the fiscal year ended December 31, 2011 are available at: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16615

PRELIMINARY COPY - SUBJECT TO CHANGE

PROXY STATEMENT
_____________________

ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 22, 2012

Whitestone REIT
2600 S. Gessner, Suite 500
Houston, Texas  77063

SOLICITATION AND VOTING

The Board of Trustees of Whitestone REIT (our “Board”), a Maryland real estate investment trust (“Whitestone”), is soliciting proxies to be used at our 2012 annual meeting of shareholders (the “Annual Meeting”) to be held at 10:00 a.m., Central Daylight Time, on Tuesday, May 22, 2012, at the Norris Conference Center, 803 Town & Country Lane, Houston, Texas, 77024 or at any postponement or adjournment thereof.  This proxy statement and accompanying proxy card are first being mailed to shareholders on or about April , 2012.

What proposals will be voted upon at the Annual Meeting?

The following proposals are scheduled for a vote: (1) to elect two trustees; (2) to amend our declaration of trust, as amended (our “Declaration of Trust”), to provide for the reclassification of each Class A common share of beneficial interest, par value $0.001 per share (“Class A common share”), into one Class B common share of beneficial interest, par value $0.001 per share (“Class B common share,” and together with the Class A common shares, the “common shares”) and (3) to ratify Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

 Who is entitled to vote at the Annual Meeting?

Only shareholders of record of either our Class A common shares or our Class B common shares at the close of business on the record date, March 23, 2012, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the close of business on March 23, 2012, we had Class A shares and Class B shares outstanding. Class A and Class B common shareholders vote together as a single class and are entitled to one vote for each common share that they owned as of the record date.
Shareholder of Record: Shares Registered in Your Name. If, on March 23, 2012, your shares were registered directly in your name with Whitestone's transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy as set forth below.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If, on March 23, 2012, your shares were held in an account with a broker, bank or other agent, then you are the beneficial owner of shares held in “street name,” and this proxy statement was forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other agent.

How do I vote?

For Proposal 1 (election of trustees), you may either vote “FOR” all of the nominees to the Board or you may “WITHHOLD” your vote for all of the nominees or for any nominee that you specify. For Proposal 2 (amendment to our Declaration of Trust) and Proposal 3 (ratification of the appointment of Pannell Kerr Forster of Texas, P.C.), you may vote “FOR” or “AGAINST” such proposals or “ABSTAIN” from voting. The procedures for voting are set forth below.

Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the Annual Meeting or vote by giving your proxy authorization over the Internet or by telephone. Proxies validly delivered by shareholders (by internet, telephone or mail as described below) and timely received by us will be voted in accordance with the instructions contained therein. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.
  If a shareholder provides a proxy but gives no instructions, the shareholder's shares will be voted in accordance with the recommendations of our Board.
You may authorize a proxy in three ways:
•BY MAIL:  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.  If the envelope is missing, please address your completed proxy card to Whitestone REIT, c/o American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10273-0923. Your signed proxy card must be received by the close of business on May 21, 2012.

•BY INTERNET:  Go to www.voteproxy.com and use the Internet to transmit your voting instructions and for the electronic delivery of information until 11:59 p.m. Eastern Daylight Time on May 21, 2012.  Have your proxy card available when you access the website and then follow the instructions.

•BY PHONE:  Call 1-800-PROXIES (1-800-776-9437) and use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on May 21, 2012.  Have your proxy card available when you call the phone number above and then follow the instructions.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the proxy materials from that organization rather than from Whitestone. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. To do this, follow the instructions from your broker, bank or other agent included with the proxy materials or contact your broker, bank or other agent to request a proxy card.
We provide Internet proxy authorization on-line with procedures designed to ensure the authenticity and correctness of your proxy authorization instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I change or revoke my vote after I return my proxy card?

Yes. If you are the record holder of your shares, may change or revoke your proxy at any time before it is exercised in one of three ways:

•
You may send a written notice of revocation, which is received by the close of business on May 21, 2012, to our Chief Operating Officer and Corporate Secretary, John J. Dee, at Whitestone REIT, 2600 S. Gessner, Suite 500, Houston, Texas 77063;

•	You may submit another properly completed proxy card bearing a later date which is received by the close of business on May 21, 2012; or

•
You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least the holders of a majority of the outstanding shares entitled to vote are represented in person or by proxy at the Annual Meeting. Class A and

Class B common shareholders vote together as a single class. As of March 23, 2012, the record date, there was an aggregate of Class A and Class B common shares outstanding and entitled to vote. Thus, common shares must be represented in person or by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy by mail, Internet or telephone (or one is submitted on your behalf by your broker, bank or other agent). Additionally, “WITHHOLD” votes, abstentions and broker non-votes, as described below, will also be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting may adjourn the meeting until a later date.

What are the recommendations of the Board?

1.	Our Board recommends a vote “FOR” each of the nominees for trustees.

2.	Our Board recommends a vote “FOR” the amendment to our Declaration of Trust to provide for the reclassification of Class A common shares in to Class B common shares.

3.	Our Board recommends a vote “FOR” the ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count (i) “FOR” and “WITHHOLD” votes and broker non-votes with respect to Proposal No. 1 (election of trustees), and (ii) "FOR" and "AGAINST" votes, abstentions and broker non-votes with respect to Proposal Nos. 2 (amendment to our Declaration of Trust) and 3 (ratification of our independent registered public accounting firm).

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.  A broker non-vote occurs when a nominee, such as a broker, bank or other agent, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.  Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients' behalf with respect to “non-routine” proposals but may vote their clients' shares on “routine” proposals.

Under applicable rules of the New York Stock Exchange, Proposal 1 (election of trustees) and Proposal 2 (amendment to our Declaration of Trust) are non-routine proposals.  Conversely, Proposal 3 (ratification of the appointment of Pannell Kerr Forster of Texas, P.C.) is a routine proposal. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•
To be approved, Proposal No. 1 (election of Messrs. Mahaffey and Mastandrea as trustees), the affirmative vote of a plurality of all the votes cast at the Annual Meeting at which a quorum is present is sufficient, which means that the two nominees receiving the most “FOR” votes, among votes properly cast in person or by proxy, will be elected. In the event that Mr. Mahaffey or Mr. Mastandrea should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose. If you vote “WITHHOLD” with respect to one or more nominees, your shares will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

•
To be approved, Proposal No. 2 (amendment to our Declaration of Trust), must receive “FOR” votes from at least a majority of our outstanding common shares entitled to vote on the proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will have the same effect as a vote against the proposal.

•
To be approved, Proposal No. 3 (ratification of our independent registered public accounting firm) must receive “FOR” votes from a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal). For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Who is paying for this proxy solicitation?

This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, facsimile transmission, e-mail or personal interview.  We will bear the expense of the preparation, printing and mailing of the enclosed form of proxy, notice of Annual Meeting, this proxy statement, a copy of our annual report and any additional material relating to the meeting that may be furnished to our shareholders by our Board subsequent to the furnishing of this proxy statement.  To obtain the necessary representation of shareholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation, or selected securities dealers. We may also reimburse brokers, bankers, or other agents for the cost of forwarding our proxy materials to beneficial owners.

We have also retained Morrow & Co., LLC to assist in the solicitation of proxies for a fee of approximately $7,000, plus out-of-pocket expenses.  Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to Morrow & Co., LLC at 470 West Avenue, Stamford, CT 06902, or our Corporate Secretary.

How many copies should I receive if I share an address with another shareholder?

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, banks or other agents to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This method, which is commonly referred to as “householding,” potentially provides additional convenience for shareholders and cost-savings for companies.  We have a number of shareholders sharing the same address, and we and some brokers, bankers or other agents may household our proxy materials. Once you have received notice from your broker, banker, or other agent that they will be householding at your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify our Investor Relations department at Whitestone REIT, Attn: Investor Relations, 2600 S. Gessner, Suite 500, Houston, Texas 77063, or call (713) 435-2221. We will promptly deliver a separate copy of the proxy materials upon written or oral request to a shareholder at a shared address to which a single copy was delivered. If you currently receive multiple copies of the proxy materials at your address and would like to request householding of your communications, please contact our Investor Relations department at the address or phone number above.

How can I obtain Whitestone’s Annual Report?

A copy of our annual report for the year ended December 31, 2011 is being sent with this proxy statement to shareholders on or about April , 2012.  None of the information in our annual report is proxy solicitation material.  We will also mail to you without charge, upon written request, a copy of any specifically requested exhibit to our annual report for the year ended December 31, 2011.

A copy of our Annual Report on Form 10-K has also been filed with the SEC and may be accessed from the SEC’s homepage (www.sec.gov) and our website, www.whitestonereit.com.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the conclusion of the Annual Meeting.

How and when may I submit a shareholder proposal for Whitestone’s 2013 annual meeting of shareholders?

We will consider for inclusion in our proxy materials for the 2013 annual meeting of shareholders, shareholder proposals that are received at our executive offices no later than , 2012 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Proposals must be sent to our Corporate Secretary at Whitestone REIT, 2600 S. Gessner, Suite 500, Houston, Texas 77063.

Pursuant to Whitestone’s bylaws, as amended, shareholders wishing to submit proposals or trustee nominations, whether or not included in our proxy materials, must have given timely notice thereof in writing to our Corporate Secretary. Under our current bylaws, to be timely for the 2013 annual meeting of shareholders, you must deliver proposals to our Corporate Secretary, in writing, not later than the close of business on , 2013, nor earlier than the close of business on , 2012. We also advise you to review Whitestone REIT’s bylaws, which contain additional requirements about advance notice of shareholder proposals and trustee nominations, including the different notice submission date requirements in the event that the date for our 2013 annual meeting of shareholders is more than 30 days before or after May 22, 2013.

A more detailed discussion regarding the submission of proposals for the 2013 annual meeting of shareholders is provided under "Corporate Governance - Shareholder Nominations for Trustee" below.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or these proxy materials, please contact our Investor Relations department at Whitestone REIT, Attn: Investor Relations, 2600 S. Gessner, Suite 500, Houston, Texas 77063, or call (713) 435-2221. If you have questions about your ownership of our common shares, please contact our transfer agent, American Stock Transfer and Trust Company, LLC at 1-800-937.2641, via e-mail at info@amstock.com or by fax at (718) 236-2641.

PROPOSAL NO. 1 - ELECTION OF TRUSTEES

Nominees for Trustee

Whitestone REIT’s Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of trustees, and each class has a three-year term.

The Board presently has five members. Daniel G. DeVos is our current Class I trustee and his term expires at our 2013 annual meeting of shareholders. Daryl J. Carter and Donald F. Keating are our current Class II trustees and their terms expire at the 2014 annual meeting of shareholders. Jack L. Mahaffey and James C. Mastandrea are our current Class III trustees and their terms expire at our 2012 Annual Meeting.

Messrs. Mahaffey and Mastandrea, our current Class III trustees, are standing for re-election at the 2012 Annual Meeting.  Messrs. Mahaffey and Mastandrea were each recommended for re-election to our Board by our Nominating and Corporate Governance Committee, were nominated for re-election by the Board and have accepted the nominations.

Trustees are elected by the holders of a majority of shares present in person or represented by proxy at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Mahaffey and for the election of Mr. Mastandrea. In the event that either Mr. Mahaffey or Mr. Mastandrea should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose.

If elected at the Annual Meeting, each of Mr. Mahaffey and Mr. Mastandrea has agreed to serve until the 2015 annual meeting of shareholders and until each of their successors is duly elected and qualified, or until their earlier death, resignation or removal. The nominations of Messrs. Mahaffey and Mastandrea as trustees are not being proposed for election pursuant to any agreements or understandings between us and them.

Our Board of Trustees unanimously recommends that you vote “FOR” the election of Jack L. Mahaffey and James C. Mastandrea.

Members of the Board of Trustees

Set forth below are descriptions of the backgrounds and principal occupations of each of our trustees, and nominees for trustee, and the period during which each has served as a trustee.

Trustee	Age(1)	Business Experience	Trustee Since
Daryl J. Carter	56
Mr. Carter founded and since 2007 has served as Chairman and Chief Executive Officer of Avanath Capital Management, LLC, an investment firm focused on urban-themed real estate and mortgage investments. From 2005 to 2007, Mr. Carter was an Executive Managing Director of Centerline Capital Group, or Centerline, a subsidiary of Centerline Holding Company (NYSE), and head of the Commercial Real Estate Group. From 2005 to 2007, he was also the President of American Mortgage Acceptance Corporation, a publicly-held, commercial mortgage lender (AMEX) that was externally managed by Centerline. Mr. Carter became part of Centerline when his company, Capri Capital Finance, or CCF, was acquired by Centerline in 2005 and remained with Centerline until 2006. Mr.7Carter co-founded and served as Co-Chairman of both CCF and Capri Capital Advisors in 1992. He was instrumental in building Capri into a diversified real estate firm with $8 billion in real estate equity and debt investments under management. Prior to Capri, Mr. Carter was Regional Vice President at Westinghouse Credit Corporation in Irvine and a Second Vice President at Continental Bank in Chicago. Since 2003, Mr. Carter has served as a trustee of Paragon Real Estate Equity and Investment Trust, traded on the former American Stock Exchange until 2006, Trustee of the Urban Land Institute, Vice Cand hairman of the National Multifamily Housing Association. He has also served as Chairman of the Commercial Board of Governors of the Mortgage Bankers Association. Mr. Carter serves on the Dean's Advisory Council of the M.I.T. Sloan School of Management.
			February 2009
Daniel G. DeVos	53
Since 1993, Mr. DeVos has served as Chairman of the Board and Chief Executive Officer of DP Fox Ventures, LLC, a diversified management enterprise with investments in real estate, transportation and sports teams. Since 1999, Mr. DeVos has served as the President and Chief Executive Officer of Fox Motors, based in Grand Rapids, Michigan. He is the majority owner of the Grand Rapids Rampage (AFL), majority owner of the Grand Rapids Griffens (AHL), has an ownership interest in the Orlando Magic (NBA) of which he became the Chairman in 2011, and is a partner in CWD Real Estate Investment. Mr. DeVos has served as Vice Chairman of the RDV Corporation Board since 2009 and since 1990 has served as a director and currently serves on the Audit Committee of Alticor, Inc., the parent of Amway Corporation, located in Ada, Michigan. Since March 2003, Mr. DeVos has served as a trustee of Paragon Real Estate Equity and Investment Trust, traded on the former American Stock Exchange until 2006, and served as a trustee of First Union Real Estate Investments, a NYSE-listed REIT, from 1994 to 1998.
			February 2009

Donald F. Keating	79	Mr. Keating was formerly the Chief Financial Officer of Shell Mining Company. Mr. Keating retired from Shell Mining Company in 1992 and continued to provide consulting services to Shell Oil until 2002. Since 2002, Mr. Keating has managed his personal investments. Mr. Keating graduated from Fordham University with a Bachelor of Science Degree in Finance and served in the United States Marine Corps as infantry company commander. He is a former board member of Billiton Metals Company, R & F Coal Company and Marrowbone Coal Company.	2008
Jack L. Mahaffey	80	Mr. Mahaffey was formerly the President and Chief Executive Officer of Shell Mining Company. Since retiring from Shell Mining Company in 1991, Mr. Mahaffey has managed his personal investments. Mr. Mahaffey served in the United States Air Force and is a former board member of the National Coal Association and the National Coal Counsel.	2000
James C. Mastandrea	68
Mr. Mastandrea has over 35 years of experience in the real estate industry and 16 years of experience serving in high level positions of publicly traded companies. He has also served since 2003 as the President, Chief Executive Officer and Chairman of the Board of Trustees of Paragon Real Estate Equity and Investment Trust, a real estate company currently focused on value-added real estate and investments in shares of publicly-traded real estate investment trusts, which traded on the former American Stock Exchange until 2006. Mr. Mastandrea has also served since 1978 as the Chief Executive Officer/Founder of MDC Realty Corporation, a privately held residential and commercial real estate development company. From 1999 to 2002, Mr. Mastandrea served as Chief Executive Officer and was the sole investor of Eagle’s Wings Aviation Corporation, an entity formed to purchase aviation services business. From 1994 to 1998, Mr. Mastandrea served as Chairman and Chief Executive Officer of First Union Real Estate Investments, a NYSE-listed real estate investment trust. Mr. Mastandrea also served in the U.S. Army as a Military Police Officer. Mr. Mastandrea currently is a director of Cleveland State University Foundation Board and a member of the investment committee, a director of University Circle Inc. Board, Cleveland, Ohio, and a member of the real estate committee, and a director of the Calvin Business Alliance Board of Calvin College, Grand Rapids, Michigan. Mr. Mastandrea regularly lectures to MBA students at the University of Chicago and teaches as an adjunct professor at Rice University and also regularly presents to institutional real estate investors in the U.S. and Europe.
			October 2006

(1) As of March 23, 2012.

Qualifications of Trustees

When considering whether our trustees and trustee nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the individual biographies set forth above and on the following particular attributes:

• Mr. Carter:  The Board considered his management experience with a number of financial and real estate entities and determined that his extensive financial background and demonstrated leadership skills provide exceptional qualification to perform oversight functions as a member of our Audit Committee and as a member of our Board.

• Mr. DeVos: The Board considered his extensive and diverse business experience within and outside the real estate industry and concluded that his leadership skills in business and non-profit management make him exceptionally qualified to serve in the capacity of Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee and our Board.

• Mr. Keating:  The Board considered his educational and professional experience in the field of finance and accounting as well as supervisory roles in the accounting industry and determined that his experience and skills in these industries facilitate his oversight and administration of our accounting and financial reporting practices, risk management efforts and compliance with applicable regulatory standards in the capacity of Chairman of the Audit  Committee, as a member of our Nominating and Corporate Governance and Compensation Committees and our Board.

• Mr. Mahaffey:  The Board considered his demonstrated ability of oversight and decision-making functions during his tenure within the petroleum industry and his experience in managing investments and determined that his expertise in these areas enhances his oversight and administration of our compensation programs in the capacity of Chairman of the Compensation Committee and as a member of our Nominating and Governance and Audit Committees and our Board.

• Mr. Mastandrea:  The Board considered his prior service to Whitestone as its Chairman and Chief Executive Officer, his more than 35 years of experience in the commercial real estate industry, and his 16 years serving in high level positions of publicly traded companies, and determined that his intimate knowledge of Whitestone, his extensive experience and familiarity with the commercial real estate industry and public companies are critical to the oversight of our strategic initiatives and the evaluation of our operational performance in his capacity as Chief Executive Officer and Chairman of our Board.

CORPORATE GOVERNANCE

Independence

Our Board has affirmatively determined that four of our five current trustees are “independent” as that term is defined by the NYSE Amex listing standards and applicable SEC rules.  These trustees are Daryl J. Carter, Daniel G. DeVos, Donald F. Keating and Jack L. Mahaffey.

Meetings and Committees of the Board of Trustees

Our Board met five times during 2011.  Our independent trustees meet separately in executive sessions on a regular basis, typically during a portion of, or immediately after, each regularly scheduled meeting of our Board.  All of our trustees, with the exception of Daniel G. DeVos, attended at least 75% of the meetings for our Board and their assigned committees during 2011. Mr. DeVos attended at least 75% of the Board meetings and at least 50% of the Board and his assigned committee meetings taken in aggregate, during 2011.

All five trustees attended our 2011 annual meeting of shareholders in person. We strongly encourage our trustees to attend our annual meetings, but we do not have a formal policy regarding attendance.

Our entire Board considers all major decisions concerning our business.  Our Board has also established committees so that certain matters can be addressed in more depth than may be possible at a meeting of the entire Board.  Our Board has a standing Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee.  Our Board’s committee membership is as follows, with the “X” denoting the members of the respective committee:

Name	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee
Non-Employee Trustees:
Daryl J. Carter		X
Daniel G. DeVos	Chairman		X
Donald F. Keating	X	Chairman	X
Jack L. Mahaffey	X	X	Chairman
Number of Meetings in 2011	2	6	4

Our Board has adopted a charter for each committee. The charters are available on the Corporate Governance page of our website at www.whitestonereit.com. The information contained on our website is not, and should not be considered, a part of this proxy statement.

Nominating and Corporate Governance Committee

The primary purposes of the Nominating and Corporate Governance Committee are:

•	identifying individuals qualified to become trustees;

•	recommending nominees for committees of our Board; and

•	overseeing matters concerning corporate governance practices.

The committee currently consists of Daniel G. DeVos, Donald F. Keating and Jack L. Mahaffey, with Mr. DeVos serving as chairman.  Each member of the committee is “independent” under the NYSE Amex listing standards and applicable SEC rules.

The committee is responsible for identifying individuals qualified to become trustees and for evaluating potential or suggested trustee nominees. Pursuant to our bylaws, as amended, in order for an individual to qualify for nomination or election as a trustee, an individual, at the time of nomination, must have substantial expertise, experience or relationships relevant to the business of Whitestone, which may include:

•	commercial real estate experience;

•	an in-depth knowledge of and working experience in finance or marketing;

•	capital markets or public company experience;

•	university teaching experience in a Master of Business Administration or similar program;

•	a bachelor’s degree from an accredited university or college in the United States or the equivalent degree from an equivalent institution of higher learning in another country;

•	experience as a chief executive officer, chief operating officer or chief financial officer of a public or private company; or

•	public or private board experience.

Additionally, an individual shall not have been convicted of a felony or sanctioned or fined for a securities law violation of any nature. The committee in its sole discretion will determine whether a nominee satisfies the foregoing qualifications or possesses such other characteristics as deemed necessary by the committee.  Though we have no formal policy addressing diversity, pursuant to our bylaws, as amended, the committee will seek to recommend nominees to the Board that represent a diversity of experience, gender, race, ethnicity and age.  Any individual who does not satisfy the qualifications above is not eligible for nomination or election as a trustee.

The committee performs a preliminary evaluation of potential candidates primarily based on the need to fill any vacancies on our Board, the need to expand the size of our Board and the need to obtain representation in key disciplines and/or market areas.  The committee will seek to identify trustee candidates based on input provided by a number of sources, including committee members and other members of our Board.  The committee also has the authority to consult with or retain advisors to carry out its duties.  Once a potential candidate is identified as one who fulfills a specific need, the committee performs a full evaluation of the potential candidate.  This evaluation includes reviewing the potential candidate’s background information, relevant experience, willingness to serve, independence and integrity.  In connection with this evaluation, the committee may interview the candidate in person or by telephone.  After completing its evaluation, the committee makes a recommendation to the full Board as to the individuals who should be nominated by our Board.  Our Board determines the nominees after considering the recommendations and a report of the committee. To date, the committee has not paid a fee to any third party to assist in the process of identifying or evaluating trustee candidates.

Shareholder Nominations for Trustee

The Nominating and Corporate Governance Committee will consider all individuals recommended by shareholders in the same manner as all other trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws. If a shareholder is recommending a candidate to serve on our Board, the recommendation must include the information specified in our bylaws, including the following:

(1)
As to each individual whom the shareholder proposes to nominate for election or reelection that meets the criteria of serving as a trustee as set forth in the qualifications of trustees section of our bylaws (Article III, Section 3), all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with the solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected).

(2)	As to any business that the shareholder proposes to bring before the meeting:

•	a description of the business; and

•
the shareholder’s reasons for proposing the business at the meeting and any material interest in the business of the shareholder or any shareholder associated person (as defined in our bylaws), individually or in the aggregate, including any anticipated benefit from the proposal to the shareholder or the shareholder associated person.

(3)	As to the shareholder giving the notice, any proposed nominee and any shareholder associated person:

•
the class, series and number of all shares of stock or other securities of Whitestone or any of its affiliates (also referred to as Whitestone securities), if any, which are owned (beneficially or of record) by the shareholder, proposed nominee or shareholder associated person, the date on which each Whitestone security was acquired and the investment intent of the acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of stock or other security) in any Whitestone securities of any person;

•	the nominee holder for, and number of, any Whitestone securities owned beneficially but not of record by the shareholder, proposed nominee or shareholder associated person;

•
whether and the extent to which the shareholder, proposed nominee or shareholder associated person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage risk or benefit of changes in the price of (x) Whitestone securities or (y) any security of any entity that was listed in the peer group in the stock performance graph in the most recent annual report to security holders of the trust for the shareholder, proposed nominee or shareholder associated person or (ii) increase or decrease in the voting power of the shareholder, proposed nominee or shareholder associated person in Whitestone or any affiliate thereof (or, as applicable, in any peer group company) disproportionately to the person’s economic interest in the company securities (or, as applicable, in any peer group company); and

•
any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with Whitestone), by security holdings or otherwise, of the shareholder, proposed nominee or shareholder associated person, in Whitestone or any affiliate thereof, other than an interest arising from the ownership of Whitestone’s securities where the shareholder, proposed nominee or shareholder associated person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(4)	As to the shareholder giving the notice, any shareholder associated person with an interest or ownership referred to in paragraphs (2) and (3) above and any proposed nominee:

•
the name and address of the shareholder, as they appear on Whitestone’s stock ledger, and the current name and business address, if different, of each shareholder associated person and any proposed nominee;

•
the investment strategy or objective, if any, of the shareholder and each shareholder associated person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in the shareholder, each shareholder associated person and any proposed nominee; and

•
to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of the shareholder’s notice.

The foregoing description of our advance notice provisions is a summary and is qualified in its entirety by reference to the full text of our bylaws. Accordingly, we advise you to review our bylaws for additional stipulations relating to advance notice of trustee nominations and shareholder proposals.

Audit Committee

The primary purposes of the Audit Committee are:

•	overseeing our accounting and financial reporting process, the audits of its financial statements; and

•	assisting the Board in monitoring the following:

•	the integrity of our financial statements and financial reporting processes and systems of internal controls;

•	the qualifications and independence of our independent accountants;

•	the performances of our independent accountants; and

•	our compliance with legal and regulatory requirements.

The committee also prepares a report each year for inclusion in our proxy statement in accordance with the rules of the SEC.

The committee currently consists of Daryl J. Carter, Donald F. Keating and Jack L. Mahaffey, with Mr. Keating serving as chairman.  Our Board has determined that Mr. Keating is an “audit committee financial expert” as defined by the rules promulgated by the SEC.  Each member of the committee is “independent” under the NYSE Amex listing standards and applicable SEC rules.

Compensation Committee

The primary purposes of the Compensation Committee are as follows:

•	assisting our Board in discharging its responsibilities relating to Whitestone’s overall compensation and benefit structure; and

•	producing an annual report on executive compensation for inclusion in Whitestone’s proxy statement in accordance with applicable rules and regulations.

The committee currently consists of Daniel G. DeVos, Donald F. Keating and Jack L. Mahaffey, with Mr. Mahaffey serving as chairman.  Each member of the committee is “independent” under the NYSE Amex listing standards and applicable SEC rules.

The committee has the sole authority to oversee the administration of compensation programs applicable to our executive officers and trustees.    Executive compensation is reviewed at least annually by the committee.  Our chief executive officer and chief operating officer complete performance reviews annually and provide recommendations with respect to our other executive officers.  Trustee compensation is reviewed periodically by the committee as its members deem appropriate.  The committee may delegate some or all of its authority to subcommittees when it deems appropriate.  See “Compensation Discussion and Analysis” for more information regarding the committee’s processes and procedures for consideration and determination of executive compensation.

The committee has the authority to engage and approve fees and other retention terms of outside advisors, without the approval of the Board of Trustees or management, to assist it in the performance of its duties. In 2011, the committee engaged CEL & Associates, Inc./CEL Compensation Advisors, LLC (“CEL”), an independent executive compensation consulting firm to assist the committee’s review and benchmarking of the 2011 compensation for our executive officers. CEL was selected for its specific expertise in the real estate industry and was directed by the committee to conduct a review and provide the committee with relevant market data to compare the compensation program of our executive officers to other real estate companies.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct that is applicable to all members of our Board, our executive officers and our employees. We have posted our Code of Business Conduct and Ethics on the Corporate Governance section of our website at www.whitestonereit.com. If we amend or grant any waiver from a provision of our Code of Business Conduct and Ethics, we will promptly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at the address above.

Board Leadership Structure

Our Board believes that our Chief Executive Officer is best situated to serve as Chairman because he is the trustee most familiar with the company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategic initiatives. Independent trustees and management have different perspectives and roles in strategy development. Our independent trustees bring experience, oversight and expertise from outside our company and industry, while the Chief Executive Officer brings company-specific experience and expertise. We believe that consolidating our leadership structure without a lead independent trustee provides an efficient and effective management model, which fosters direct accountability, effective decision-making and alignment of corporate strategy between our Board and management.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Risk Management

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as more fully described in “Compensation Discussion and Analysis – Compensation Related Risk Management.” Our Audit Committee oversees management of financial risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.  Specific actions that have been taken by the Board include:

•	A limitation on expenditures of $1.0 million without Board approval;

•	A Board-level Investment Committee that reviews and approves all acquisition decisions;

•	A limitation on base salary to $100,000 for any employee hired unless our Board approves a greater amount;

•	The absence of golden parachute agreements with any named executive officer to help reduce influence of a potential merger or venture decision; and

•	A compliance policy (in place since 2007) regarding insider information, disclosure of non-public information, and limitation on employee and trustee transactions of our shares.

Communications with our Board of Trustees

We have established procedures for shareholders or other interested parties to communicate with our Board, including our independent trustees.  Such parties can contact the Board by sending a letter to:  Whitestone REIT, Attn: Corporate Secretary, 2600 S. Gessner, Suite 500, Houston, Texas 77063.  Our Corporate Secretary will review all communications made by this means and forward the communication to our Board or to any individual trustee to whom the communication is addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership information with respect to our common shares, as of March 23, 2012, including shares such persons had a right to acquire within 60 days after March 23, 2012, for (i) each person, or group of affiliated persons, who is known by us to own beneficially five percent or more of any class of our common shares; (ii) each of our trustees, (iii) each of our Named Executive Officers ("NEOs") and (iii) all of our trustees and executive officers as a group.

Name of Beneficial Owner(1)	Class A Common Shares Beneficially Owned(2)	Class A Percentage Ownership	Class B Common Shares Beneficially Owned(2)	Class B Percentage Ownership	Total Percentage Ownership
Named Executive Officers:
James C. Mastandrea	72,305(3)	4.2%	30,468	*	*
John J. Dee	40,904(4)	2.4%	12,746	*	*
David K. Holeman	23,879(5)	1.4%	9,121	*	*
Valarie L. King	18,667(6)	*	—	*	*
Daniel E. Nixon, Jr.	16,065(7)	*	5,602	*	*
Non-Employee Trustees:				*
Daryl J. Carter	1,667(8)	*	—	*	*
Daniel G. DeVos	619(9)	*	34,248	*	*
Donald F. Keating	13,763(10)	*	8,387	*	*
Jack L. Mahaffey	23,532(11)	1.4%	2,378	*	*
All executive officers and trustees as a Group (9 persons) (12) (13)	211,401	12.2%	102,950	1.0%	2.6%(13)

* Less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is 2600 S. Gessner, Suite 500, Houston, Texas 77063.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to those shares. Unless otherwise indicated, and subject to community property laws where applicable, we believe each beneficial owner has sole voting and investment power over the shares beneficially owned.

(3)
Includes 63,448 restricted Class A common shares and excludes 114,357 restricted Class A common share units issued pursuant to the Plan and 234,637 units of limited partnership interest in our operating partnership ("OP units") issued in connection with our acquisition of Spoerlein Commons, which are redeemable for cash or, at our option, for Class A common shares on a one-for-one basis. Mr. Mastandrea’s total ownership of common shares and OP units represents 2.6% of all common shares outstanding, assuming conversion of all OP units to Class A common shares, excluding OP units held by Whitestone REIT.

(4)	Includes 40,216 restricted Class A common shares and excludes 95,249 restricted Class A common share units issued pursuant to the Plan.

(5)	Includes 23,443 restricted Class A common shares and excludes 18,000 restricted Class A common share units issued pursuant to the Plan.

(6)	Includes 15,798 restricted Class A common shares and excludes 18,000 restricted Class A common share units issued pursuant to the Plan.

(7)	Includes 15,876 restricted Class A common shares and excludes 22,500 restricted Class A common share units issued pursuant to the Plan.

(8)	Includes 555 restricted Class A common shares that vest on March 25, 2012.

(9)	Includes 555 restricted Class A common shares that vest on March 25, 2012.

(10)
Includes 555 restricted Class A common shares that vest on March 25, 2012 and excludes 4,619 OP units, which are redeemable for cash or, at our option, for Class A common shares on a one-for-one basis.

(11)
Includes 555 restricted Class A common shares that vest on March 25, 2012 and excludes 10,648 OP units, which are redeemable for cash or, at our option, for Class A common shares on a one-for-one basis.

(12)	None of the shares beneficially owned by our trustees or NEOs have been pledged as security for an obligation.

(13)	Total ownership of the NEOs and trustees of common shares and OP units represents 4.4% of all common shares assuming conversion of all OP units, excluding OP units held by Whitestone REIT.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, and the disclosure requirements of Item 405 of SEC Regulations S-K require our trustees and executive officers and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rules to furnish us with copies of these reports. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, trustees and greater than 10% beneficial owners, we believe that during fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to any officers, trustees and shareholders were timely satisfied, except that in connection with the closing of our exchange offer on October 6, 2011, Form 4s filed on behalf of Messrs. Mastandrea, Dee, Nixon, DeVos, Keating and Mahaffey were inadvertently filed three days late.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers. Our executive officers serve one-year terms at the pleasure of our Board.

Executive Officers	Age(1)	Position	Recent Business Experience
James C. Mastandrea	68	Chairman of the Board of Trustees and Chief Executive Officer (October 2006 – present)
President, Chief Executive Officer and Chairman of the Board of Trustees of Paragon Real Estate Equity and Investment Trust, a real estate company currently focused on value-added real estate and investments in shares of publicly-traded real estate investment trusts (2003 – present); Chief Executive Officer/Founder of MDC Realty Corporation, a privately held residential and commercial real estate development company (1978 – present); Chief Executive Officer and sole investor of Eagle’s Wings Aviation Corporation (1999 – 2002), Chairman of the Board of Trustees and Chief Executive Officer of First Union Real Estate Investments, a NYSE listed REIT (1994 – 1998).

John J. Dee	60	Chief Operating Officer (October 2006 – present)
Trustee, Senior Vice President, and Chief Financial Officer of Paragon Real Estate Equity and Investment Trust (2003 – present); Senior Vice President and Chief Financial Officer of MDC Realty Corporation, a privately held residential and commercial real estate development company (2002 – 2003); Director of Finance and Administration for Frantz Ward, LLP (2000 – 2002); several management positions and most recently Senior Vice President and Chief Accounting Officer with First Union Real Estate Investments, a NYSE listed REIT (1978 to 2000).

David K. Holeman	48	Chief Financial Officer (November 2006 – present)
Chief Financial Officer of Hartman Management, our former advisor (2006); Vice President and Chief Financial Officer of Gexa Energy, a NASDAQ listed retail electricity provider (2004 – 2006); Controller and most recently Chief Financial Officer of Houston Cellular Telephone Company (1994 – 2003).

Valarie L. King	50	Sr. Vice President – Regional Director (October 2006 – present)	Several management positions and most recently Vice President of Property Management for Hartman Management, our former advisor (2000 – 2006).
Daniel E. Nixon, Jr.	63	Sr. Vice President – Regional Director (July 2007 – present)
Executive Vice President for Hull Storey Retail Group, LLC, owner of 17 enclosed malls, totaling 11 million square feet (2000 – 2007), several management positions and most recently Executive Vice President, Director of Retail at First Union Real Estate Investments, a NYSE listed REIT (1978-1999).

______________
(1) As of  March 23, 2012.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion & Analysis, or CD&A, focuses on our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, which we refer to as the named executive officers, or NEOs, about important information and summary material regarding the compensation levels, incentive programs, incentive awards, compensation policy and governance.  The CD&A presents the philosophy, methods and processes that our Compensation Committee, or the Committee, uses to make decisions regarding NEO compensation.

The Committee believes that the information presented herein demonstrates that our NEO team has accomplished significant goals on behalf of our shareholders in 2011, and has done so without cash incentives and with below market salaries.  The NEOs' willingness to voluntarily reduce their base salaries in October 2009 to reduce costs, and expand their responsibilities to maintain efficient operations with reduced manpower, is a powerful statement of commitment to the long term success of our company and our shareholders.  Further, we believe the interests of the NEOs are strongly aligned with those of our shareholders, as our Long-Term Equity Incentive Ownership Plan, or the Plan, approved by shareholders in 2008, provides for, among other things, long-term performance-based vesting of our shares, and is currently the primary component of our incentive-based compensation.  We believe the information in this CD&A also demonstrates that our compensation governance program is commensurate with our company's growth and follows the best practices in the industry.

The Committee's charter specifies responsibility for establishing, implementing and continually monitoring our executive compensation programs.  Additionally, the Committee is responsible for the assessment of executive compensation relative to our performance, the rationale in ensuring that the application of our compensation plans to specific executive incentive awards is justifiably appropriate, and making all compensation-related recommendations to our Board.

The material presented in this CD&A relates to: (1) all compensation components for our five NEOs, and (2) to the extent required, an understanding of our executive compensation and Committee activities, responsibilities and decisions, and provides summary information on the following:

•	our overall compensation programs and characteristics;

•	performance evaluation methodology and results;

•	compensation plans adopted and that may be considered in the future; and

•	comparative market compensation assessment.

Throughout this discussion, James C. Mastandrea, our Chairman and Chief Executive Officer, John J. Dee, our Chief Operating Officer, David K. Holeman, our Chief Financial Officer, Valarie L. King, our Senior Vice President - Regional Director (Southwest) and Daniel E. Nixon, Jr., our Senior Vice President - Regional Director (Texas and Central) are the executives referred to as NEOs.

Highlights and Summary

In 2011, we increased FFO Core by 22% over 2010 while making significant investments for future growth and strengthening our balance sheet.
We define FFO Core by using the NAREIT definition and adjusting for certain items that are not indicative of the operating results of the Company. We believe these adjustments are appropriate in determining FFO Core as they allow for greater comparability of period over period performance.
Management considers FFO and FFO Core as useful additional measures of performance for an equity REIT because they facilitate an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO and FFO Core provide a more meaningful and accurate indication of the company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. In addition, the company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the company to other REITs as most REITs provide some form of adjusted or modified FFO. For a more detailed explanation of FFO and FFO Core, including a reconciliation to our net income, please refer to “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the our Annual Report on Form 10-K accompanying this proxy statement.

Other highlights of 2011 include the following:

•	$81 million in acquisitions.

•	5.3 million Class B common shares issued in a follow-on equity offering and conversion of 50% of the non-traded Class A common shares and OP units into Class B common shares.

•	Total assets increased 39% by year-end 2011 compared to year-end 2010.

These financial results reflect our focus on making investments that will improve FFO Core in future years and create long-term value for our shareholders. Although 2011 showed improved performance versus 2010, the Committee elected to continue prior actions that reduced cash compensation until we have further growth in our overall financial performance.

Key compensation related decisions in 2011 were:

•	Continuation of voluntary 12.5% reduction in base pay for our NEOs (base pay was increased for Valarie King to reflect her promotion and expanded responsibilities).

•	No bonus payments were made for 2011 performance to our NEOs.

•	All reductions to perquisites and miscellaneous expenses that were implemented in 2009 remained in place in 2011.

•	No additional incentive or compensation programs were adopted in 2011.

•	No changes to our existing incentive program were made.

We believe the actions of the company and the Committee in 2011 reflect not only the best interests of the shareholders but also many of the industry best practices in compensation governance, including:

•	A general policy of pay-for-performance and an alignment of the interests of our NEOs with the economic interests of our shareholders.

•	Three levels of compensation - base salary and two levels of variable compensation, comprised of a short-term annual bonus program and a long-term incentive program earned over many years.

•	Elimination of cash bonuses during a period of downward economic and operating pressure.

•	Continuation of salary reductions for NEOs, as well as other employees, to reduce general and administrative expenses.

•	Reorganization of operating functions and combining of responsibilities.

•
Continuous oversight, evaluation and monitoring of general economic conditions, the markets associated with our assets, our tenant base, and general operating and financial policies to determine if the actions/decisions which drive incentive compensation would involve any unnecessary or excessive risk.

Shareholder Say on Pay

As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, the Company's shareholders are permitted to cast an advisory vote on executive compensation (commonly called a “say-on-pay proposal”). At our annual meeting of shareholders in 2011, 91% of the votes cast on the say-on-pay proposal were voted in favor of the resolution. The Committee believes this vote reflects general approval of the structure of the company's executive compensation program and supports the Committee's position that our program appropriately aligns the interest of executives with the interest of shareholders. The Committee considered the shareholder support in continuing to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider vote results for say-on-pay proposals in future years when making compensation decisions for the company's executive officers.
In accordance with a majority of votes cast (66%), the Board determined to hold future advisory votes on executive compensation every three years until the next required shareholder vote on the frequency of the shareholder votes on executive compensation in 2017. As such, we are not holding an advisory vote on executive compensation this year.

Compensation Strategy and Philosophy

Total compensation for our NEOs is heavily weighted toward long-term incentive opportunity and highly correlated with increasing shareholder value, consistent with the overall philosophy and compensation strategy adopted by the Committee.

The Committee believes that the most effective executive compensation strategy is one that encourages entrepreneurship, which is a core driver of creating real estate value. Our strategy is designed to target specific annual and long-term goals defined by management and approved by our Board, and aligns the economic interests of company executives with shareholders. This strategy is designed to reward the achievement of established goals that contribute to increased shareholder value.

The Committee believes that an effective executive compensation strategy has several components aimed at specific objectives and timeframes.

•
Base Salary. The Committee believes the base salary should be reflective of position, responsibility and experience, and correlated with market-based salary levels for similar positions with competitor companies. The Committee believes that the 50th percentile level of our competitive market is the appropriate benchmark to target for base salary at this time for our growth and size, however members of our senior management, including our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, fall below that level.

•
Annual Incentive Bonus. A bonus provides an opportunity for selected employees (and potentially all employees) to receive an annual cash (or potentially cash and shares) award based on the achievement of specific organization, operating and financial goals and objectives at three levels during any fiscal year of our operation:

•	corporate performance;

•	business unit (functional area) performance; and

•	individual performance.

Currently, we have not formalized an annual bonus incentive plan, but may design a plan in the future. The Committee believes that any design of an annual bonus incentive plan should establish a threshold, target and maximum incentive opportunity for participants. Additionally, the annual incentive plan should be designed to provide an effective weighting and performance measurement system for corporate, business unit (functional), and individual objectives, and be flexible to adapt to our changing needs and circumstances. Because of the current economic conditions, annual incentive bonuses were generally eliminated subsequent to March 2008.

•
Long-Term Equity Incentive Plan. In July 2008, our shareholders approved the Plan to provide equity-based grants as incentive compensation to our NEOs and other employees. A long-term incentive plan is an opportunity for our NEOs and all employees to receive grants of equity (restricted shares and restricted share units) that vest upon the achievement of long-term incremental value for the company and our shareholders. The Plan is designed to encourage entrepreneurship and align the interests of our NEOs and employees with our long-term strategy and is considered by the Committee to be an important component of total compensation and key retention of participants.

•
Benefits and Other Perquisites. We provide the NEOs, as well as all other employees, a full range of benefits related to insurance for health and security. These benefit plans, and other perquisites to key employees, are consistent with our competitors for experienced executives and are an important component of retention.

The Committee's charter outlines the Committee's key objectives in the governance of compensation plan development and award decisions, including its major responsibilities to evaluate our performance and executive compensation and the relationship between them in any year and over time, one of the fundamental rationales for incentive compensation. Additionally, the Committee must ensure to the extent possible that we maintain our ability to attract and retain employees in key positions and that compensation opportunities to key employees remain competitive relative to those of similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages currently provided and to be developed will reflect the elements outlined above and have specific performance measurement and accountability procedures to correlate with incentive awards.

Compensation Objectives

Objective	Compensation Elements Designed to Meet Objective
Compensation should be linked to performance
Based on 2010 performance and general economic conditions, no annual bonus was paid to our NEOs in 2011; a significant portion of each NEO's pay opportunity relates to the Plan grants made in 2009, which will vest based on increases in FFO to levels established at the time the grant was made.

Compensation should be fair and competitive
We believe our base pay and benefits are at a level relative to the competitive market such that we can attract and retain talented employees in our industry. Additional pay opportunity is available through annual and long-term awards, subject to company and individual performance.

Executive stock ownership is expected
Our long-term incentive award program is a key means by which executives are rewarded for financial performance. As restricted shares vest, we expect our executives will retain a significant number of their vested shares.

The Committee and Board exercise independent judgment
On behalf of our shareholders, the Committee and our Board ensure that executive compensation is appropriate and effective, and that all assessments, engagement of advisors, analysis, discussion, rationale and decision making are through the exercise of independent judgment.

Compensation may be structured to meet corporate tax and accounting rules	We attempt to structure our awards and compensation programs, to the extent possible, in such a way that they are deductable to us under Section 162(m) of the Internal Revenue Code.

Roles and Responsibilities in Compensation Decisions

The Committee is specifically responsible for compensation decisions related to the Chairman and Chief Executive Officer.The Committee reviews, assesses and approves recommendations from the Chairman and Chief Executive Officer regarding any determination of base salary and bonuses to all officers, including the other NEOs. The Committee's philosophy and strategy and the programs adopted by our Board, establish the general parameters within which the Chairman and Chief Executive Officer determines the recommended compensation for the other NEOs.

James C. Mastandrea, Chairman and Chief Executive Officer, and John J. Dee, Chief Operating Officer, annually review the performance of our other officers. The conclusions reached and recommendations made based on these reviews, including base salary adjustments as well as bonuses, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended salary adjustment or bonus award. The Committee also evaluates the performance of our NEOs.

The Committee hires an independent outside compensation consultant familiar with the real estate industry for use in the assessment of market compensation for the NEOs and the general market conditions as related to compensation policy and practices in the industry and among our competitors. This information is used by the Committee to review the company's current pay programs and levels and to address questions related to effective compensation plans and associate retention.

For 2008 through 2011, the Committee engaged CEL & Associates, or CEL, as executive compensation advisor. For 2012 the Committee has engaged Towers Watson & Co. (NYSE, NASDAQ:TW) as executive compensation advisor.

The Chairman and Chief Executive Officer and Chief Operating Officer may also hire independent compensation advisors (other than those hired by the Committee) in conjunction with the Committee to provide the Committee with additional information for compensation levels and programs for the Committee's consideration, but no additional compensation advisor was engaged in 2011.

Setting Executive Compensation

Based on the strategy and philosophy described above, the Committee has structured our annual and long-term executive compensation to motivate the NEOs to achieve our business goals and reward the executive officers for achieving those goals.

As a part of the compensation decision making process, the Committee compares each element comprising total compensation for our NEO positions against similar positions in a peer group of other real estate investment trusts, or REITs, which we refer to as the Compensation Peer Group.  The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies with which we believe we compete for talent, investment opportunity, and shareholder investment.

For 2011, CEL identified our Compensation Peer Group based primarily on the following criteria:

•	Public real estate companies structured as equity REITs that own, invest, manage and develop real estate assets similar to us through an integrated and self-managed operating platform;

•
Real estate firms which focus on shopping centers, retail assets and related community-based property types consistent with our strategy of creating communities, including office, healthcare and diversified categories;

•
Firms of similar size as us measured by market capitalization (implied market capitalization and total capitalization), gross leasable area (square feet), number of properties and number of employees; and

•	Firms which report a range of performance results (FFO and FFO per share) which correlates with that of our company.

A total of 12 public companies were used in the CEL analysis for 2011 and are listed below with their respective exchange ticker symbol.

Agree Realty Corporation (ADC)	Gyrodyne Company of America (GYRO)
AmREIT, Inc. (currently not traded)	Kite Realty Group Trust (KRG)
Cedar Shopping Centers (CDR)	Mission West Properties, Inc. (MSW)
Cogdell Spencer Inc. (CSA)	Monmouth Real Estate Investment Corp. (MNR)
First Real Estate Investment Trust - NJ (FREVS)	One Liberty Properties, Inc. (OLP)
Gladstone Commercial Corporation (GOOD)	Urstadt Biddle Properties, Inc. (UBA)

We compete with many companies for experienced executives, and the Committee generally has set compensation for the NEOs relative to the range of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations to this objective may occur as dictated by the experience level of the individual, market factors, and circumstances particular to us.

The philosophy of the Committee is to provide programs that offer a significant percentage of total compensation from performance-based incentives.  Alignment of key management and employees with our growth and the creation of value is the guiding principle of our compensation program.  Currently, given our relatively limited operating history as an internally managed REIT, policies, specific incentive compensation targets and the mix between cash and equity incentives for key employees will continue to evolve.

The Committee will continue to review a variety of information, including that provided by CEL and Towers Watson in the future, to determine the appropriate level and mix of incentive compensation. Income from incentive compensation is realized as a result of our performance and that of individual performance, measured against established goals.  The Committee believes that our NEOs must think and act like owners to create value, and therefore a significant portion of total compensation to our NEOs should be in the form of share-based long-term incentive compensation. The Committee and management continue to evaluate annual incentive plans as part of the comprehensive compensation program.

Compensation Related Risk Management

Incentive compensation plans and other opportunities for additional compensation are triggered by financial and operating results and achieved by the behavior and decisions of management. As a part of compensation governance, the Committee must take an oversight role to monitor the actions of management to ensure that the incentive programs are not creating an environment of excessive risk taking which could be detrimental to shareholders. This “risk management” aspect of the Committee's responsibility is an evolving responsibility and focus. The Committee has taken certain steps to establish policies that will limit and manage the risk of management actions as well as measure and monitor business activities that can indicate risk and risk management needs. The relatively smaller size of our company at this time makes these risk management policies easier to manage. However, as the company grows, the Committee will consider and adopt policies as needed to continue to ensure that decisions associated with incentive compensation opportunity do not exceed the intended risk level of the company.

Employment Agreements; Payments Upon Change of Control

We have not entered into employment agreements with any of our executive officers. However, the Plan provides for certain vesting for all participants in the event of a change in control.  The following summarizes the compensation payable to each NEO in the event of a termination of the executive's employment.

Payments Made Upon Any Termination. In all events, we are obligated to pay all salary and benefits accrued to the executive through and including the date of termination.

Payments Made Upon Voluntary Termination. In the event of a voluntary separation, we are obligated to pay all salary and benefits accrued to the executive through and including the date of termination, but no incentive compensation.  Acceleration of the vesting of restricted shares or restricted share units will not occur in this circumstance.

Payments Made Upon Death or Disability. In the event of the executive's death or disability, any unvested restricted common shares or unvested restricted common share units shall immediately vest.

Award Vesting Acceleration. In the event of a Change in Control, as defined below, any unvested restricted common shares or restricted common share units granted pursuant to the Plan will automatically vest prior to the consummation of such Change in Control.  In addition, if there are any restricted common share units that have been allocated but not yet granted and the employee remains employed with the acquiring or successor entity, then the employee must receive an award of a comparable value covering shares of a successor corporation. For details regarding unvested restricted common shares and common share units held by our NEOs as of December 31, 2011, see "Executive Compensation - Outstanding Equity Awards at Fiscal Year End."

Change in Control means, unless otherwise defined in the applicable award agreement, any of the following events:

•
any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than us or one of our wholly-owned subsidiaries or any employee benefit plan of us or any of our subsidiaries, becomes the beneficial owner of 35% or more of the combined voting power of our outstanding securities that may be cast for the election of our trustees;

•
as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, less than a majority of the voting power of our outstanding securities or any successor company or entity entitled to vote generally in the election of our trustees or other corporation or entity after such transaction is held in the aggregate by our security holders entitled to vote generally in the election of our trustees immediately prior to such transaction;

•
during any period of two consecutive years, individuals who at the beginning of that period constitute our Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by our shareholders, of each of our trustees first elected during that period was approved by a vote of at least two-thirds (2/3rds) of our trustees then still in office who were (a) our trustees at the beginning of that period, and (b) not initially (1) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a person other than our Board, or (2) designated by a person who has entered into an agreement with us to effect a transaction described in the first two bullet points above or the following two bullet points below;

•	our complete liquidation or dissolution;

•	the sale or other disposition of all or substantially all of our assets to any person; or

•	with respect to award agreements for James C. Mastandrea, as Chairman and Chief Executive Officer, John J.

Dee, the Chief Operating Officer, and David K. Holeman, the Chief Financial Officer, only, a termination of our Chief Executive Officer without cause, excluding non-appealable determinations by a court of law for fraud, gross negligence, or willful neglect, which would be considered termination for cause.

2011 Executive Compensation Elements

A description of Whitestone's compensation elements during 2011 are presented below.

Base Pay. The NEOs receive a base salary established by an assessment of the responsibilities, skills and experience related to their respective positions, and an evaluation of the base salary of comparable positions in peer companies in the market in general. Other factors considered in base salary determinations are individual performance, the success of each business unit (functional area), the competitiveness of the executive's total compensation, our ability to pay an appropriate and competitive salary, and grants under our Plan.  Base pay represents the fixed component of compensation for the named executive officers. Our objective is to provide competitive base pay to attract and retain executives with the skills needed to execute our Community Centered Property strategy. Our executive officers voluntarily reduced their pay in 2009 by 12.5% and that pay decrease continued during 2011. Valarie King received a pay increase from $91,000 to $140,000 to reflect her promotion and increased responsibilities.
The Committee continues to review the base pay at least annually. As the company grows and increases our overall financial position, we will also review whether and when it will be appropriate to restore pay to the levels prior to the voluntary reductions or to make any other adjustments based on a comparison to competitive market data. At this time, no decision has been made as to the specific financial performance that is needed to make that change.
Annual Bonus. At this time, we do not have an annual cash incentive plan, though the Committee may adopt one and may, in accordance with that plan, award annual bonuses to an executive for the achievement of specific operating and financial goals by us, the individual's business unit or functional area, and the individual's personal achievements and performance. Because of the difficult economic times, no bonuses were paid in 2011.

Long-Term Equity Incentive Compensation. The primary incentive vehicle for our executive officers is the initial grant of performance-based equity awards from the Plan in January 2009.  Because the majority of the NEOs' annual salaries have been below the Committee's goal of the 50th percentile of our Compensation Peer Group, the value of the grants from the Plan are a significant portion of compensation compared to annual cash compensation, which was intended to provide a meaningful incentive to create value for our shareholders by growing our company and getting listed on a national securities exchange.

The awards were comprised of restricted common shares and restricted common share units and were designed to provide equity awards for a five-year period. The awards only vest if the company exceeds pre-established FFO targets, which represent increasing levels of growth in financial performance. The first 10% of the awards vested in 2010 and the remaining 90% are eligible to vest if we achieve specified FFO targets, as shown in the table below.

Portion of Original Award	FFO required to vest	Required growth over 2011 FFO
20%	$11.1 million	28%
20%	$18.3 million	110%
25%	$28.9 million	232%
25%	$43.0 million	394%

This incentive plan serves to align the interests of our executives with the interests of shareholders and ensures they are paid based on company performance that is critical to building shareholder value.

The total remaining unvested shares for each of our NEOs are shown in the following table. These awards represent a significant portion of the pay opportunity for our NEOs, through the end of the performance period on December 31, 2013.

Executive	Unvested Performance-Based Restricted Common Shares and Restricted Share Units
James Mastandrea	174,357
John Dee	132,749
David Holeman	40,500
Daniel Nixon	37,500
Valarie King	33,000

The grants may provide significant value for the NEOs, but because the grants are 100% performance based, the NEOs will only receive that value by achieving financial goals for the company.  The Committee believes the NEOs are truly shoulder-to-shoulder with the shareholders and motivated to achieve extraordinary operating results to have the grants vest and the restrictions removed.

Perquisites and Other Personal Benefits. We provide our NEOs with benefits and other personal perquisites that we deem reasonable and consistent with our overall compensation program. Such benefits enable us to attract and retain superior employees for key positions. The Committee periodically reviews our overall compensation program and specific perquisites provided to the NEOs.

Two of our NEOs (James C. Mastandrea and Valarie L. King) had relocation related expenses in 2011 due to Mr. Mastandrea's relocation to Houston and Ms. King's relocation to Phoenix. We have agreed to pay for all reasonable relocation costs including, but not limited to, temporary living expenses, all costs associated with moving household items and personal cars, necessary roundtrip air travel, the costs associated with selling homes, including the cost of preparing the houses for sale, sales consultation costs, reimbursement of realtor's commission upon sale, and other selling costs.  The Committee has also negotiated and approved an arrangement between the company and Mr. Mastandrea regarding the disposition of his home in Cleveland, Ohio.  The details of this transaction are more fully described in the section “Certain Relationships and Related Transactions,” and involves the hiring of a professional relocation firm to market the home, and reimbursement of Mr. Mastandrea for losses not to exceed $700,000 plus tax on the amount of such payment at the maximum federal income tax rate. The first $450,000 of any such payment is to be paid in cash and the excess, if any, to be paid in common shares in equal amounts over four quarters. Any payment related to the relocation will include the tax at the maximum federal income tax rate.  Additionally, the agreement calls for the continued reimbursement of the Mastandrea family housing, and other expenses incident to their ownership of the home.

Compensation Committee Interlocks and Insider Participation

Our Committee is comprised of Messrs. DeVos, Keating and Mahaffey. None of the members of our Committee during 2011 is or has served as an officer or employee for us and none of our executive officers has served on the board of directors or compensation committee of any company whose executive officers served on our Committee or our Board.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and, based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and Whitestone's Annual Report on Form 10-K.

Respectfully submitted,
Whitestone REIT Compensation Committee
Jack L. Mahaffey, Chairman
Daniel G. DeVos
Donald F. Keating

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our NEOs in 2009, 2010 and 2011.  Additionally in October 2009, the NEOs voluntarily agreed to reductions in their base salaries by 12.5% as part of a corporate realignment program to reduce overhead and other operating expenses.

Whitestone REIT
Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus (2)	Common Share Awards (3)	All Other Compensation		Total
James C. Mastandrea	2011	$262,500	$—	$—	$72,117	(4)	$334,617
Chairman & Chief	2010	262,500	—	79,907	83,265	(5)	425,673
Executive Officer	2009	291,346	—	2,402,196	66,137	(6)	2,759,679
John J. Dee	2011	175,000	—	—	8,372	(7)	183,372
Chief Operating Officer	2010	175,000	—	62,943	23,916	(8)	261,860
	2009	194,281	—	1,795,481	44,493	(9)	2,034,255
David K. Holeman	2011	154,875	—	—	—		154,875
Chief Financial Officer	2010	154,875	14,271	21,862	—		191,008
	2009	172,674	—	593,010	3,472	(10)	769,156
Valarie L. King	2011	140,000	—	—	21,396	(11)	161,396
SVP-Regional Director	2010	91,000	—	18,494	—		109,494
	2009	101,000	—	469,560	1,440	(10)	572,000
Daniel E. Nixon, Jr.	2011	159,425	—	—	4,966	(10)	164,391
Senior Vice President -	2010	159,425	—	20,301	1,394	(12)	181,120
Regional Director	2009	176,944	—	525,230	11,073	(13)	713,247

(1)	Base salary paid in 2011, 2010 and 2009.

(2)	Discretionary bonuses for 2011, 2010 and 2009.

(3)
Represents the grant date fair value of restricted common shares and restricted common share units with a 2010 and 2009 grant date and does not necessarily reflect compensation actually received by the named executive officers in 2010 and 2009.  The grant date fair values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation-Stock Compensation.”

(4)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $47,767, (c) matching contributions under our 401(k) plan, (d) health insurance, and (e) relocation related travel of $11,057.

(5)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $46,657, (c) matching contributions under our 401(k) plan, (d) health insurance, and (e) relocation related travel of $17,688.

(6)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $34,021, (c) matching contributions under our 401(k) plan, (d) health insurance, and (e) relocation related travel of $11,276.

(7)	Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, and (b) matching contributions under our 401(k) plan.

(8)	Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $20,724, and (c) matching contributions under our 401(k) plan.

(9)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $31,848, (c) matching contributions under our 401(k) plan, and (d) relocation related travel.

(10)	Represents matching contributions under our 401(k) plan.

(11)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $11,385, (c) matching contributions under our 401(k) plan, and (d) relocation related travel.

(12)	Includes matching contributions under our 401(k) plan of $1,104.

(13)	Represents (a) auto allowance, (b) matching contributions under our 401(k), and (c) relocation related travel.

Grants of Plan Based Awards

No shares were granted during the year ended December 31, 2011.

Outstanding Equity Awards at Fiscal Year End 2011

The following table sets forth certain information with respect to the market value as of December 31, 2011 of all unvested share and unit awards held by each NEO as of December 31, 2011.

Name	Share Awards
	Number of Shares that Have Not Vested(1)	Market Value of Shares that Have Not Vested(2)	Equity Incentive Plan Awards Number of Shares or Units that Have Not Vested(3)	Equity Incentive Plan Awards Market Value of Shares or Units that Have Not Vested(2)
James C. Mastandrea	3,448	$41,031	38,746	$461,077
John J. Dee	2,716	32,320	29,500	351,050
David K. Holeman	943	11,222	9,000	107,100
Valarie L. King	798	9,496	7,334	87,275
Daniel E. Nixon, Jr.	876	10,424	8,334	99,175

______________

(1)	The restricted Class A common shares vest 1/3rd on April 19, 2011, 1/3rd on April 19, 2012 and 1/3rd on April 19, 2013.

(2)	Market value based on closing price of Class B common shares of $11.90 on December 30, 2011.

(3)
Reflects restricted common shares and restricted common share units that will vest at the target performance goal, or 30% of the total award, less the restricted common shares and restricted common share units that vested upon the company meeting the threshold performance goal, or 10% of the total award. Such restricted common shares and restricted common share units vested on March 25, 2010 based on 2009 performance.

2011 Option Exercises and Shares Vested

We have not granted any stock options to employees during the year ended December 31, 2011.  The following table sets forth information with respect to shares and units vested during the year ended December 31, 2011.

Name	Class A Common Share Awards (1)
	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (3)
James C. Mastandrea	1,724	$23,757
John J. Dee	1,358	18,713
David K. Holeman	472	6,504
Valarie L. King	399	5,498
Daniel E. Nixon, Jr.	438	6,036

(1)	All share awards shown were granted on April 19, 2010 and vest 1/3rd on April 19, 2011, 1/3rd on April 19, 2012, and 1/3rd on April 19, 2013.

(2)	Shares vested on April 19, 2011.

(3)	Based on price of Class B common shares of $13.98 on April 19, 2011.

COMPENSATION OF TRUSTEES

Cash Compensation

We pay our non-employee trustees an annual fee of $10,000 and $1,000 for each in-person Board meeting and $500 for each telephonic Board meeting they attend. Trustees do not receive additional compensation for committee meetings. Non-employee trustees also are reimbursed for out-of-pocket expenses incurred to attend Board meetings.

Equity Awards

On March 25, 2009, each of our independent trustees were granted 1,667 restricted common shares which vest in equal installments on or about March 25, 2010, 2011, and 2012.  No equity awards were made in 2011.

2011 Trustee Compensation

The table below summarizes the compensation we paid to each non-employee trustee in 2011.  No employee who serves as a trustee is paid for those services.

Name(1)	Fees Earned or Paid in Cash	Share Awards(2)	Total(3)
Daryl J. Carter	$13,500	—	$13,500
Daniel G. DeVos	12,500	—	12,500
Donald F. Keating	13,500	—	13,500
Jack L. Mahaffey	13,500	—	13,500

____________

(1)
James C. Mastandrea, our Chairman of the Board and Chief Executive Officer, is not included in the table as he is an employee and thus receives no compensation for his services as a trustee. The compensation received by Mr. Mastandrea as an employee is shown in the Summary Compensation Table above.

(2)	No shares awards were made in 2011.

(3)	We do not have a pension plan or non-qualified deferred compensation plan.

PROPOSAL NO. 2 - AMENDMENT TO DECLARATION OF TRUST

Introduction
In August 2010, we completed an initial public offering of our Class B common shares, which are listed on the NYSE Amex under the symbol “WSR.” In connection with the offering, we changed the name of all of our then outstanding “common shares” to “Class A common shares.” The voting, dividend and liquidation rights of the Class A common shareholders did not change with the change in the name of the class. In addition, we created a new class of common shares of beneficial interest, par value $0.001 per share, entitled “Class B common shares.” Our Class A common shares are identical to our Class B common shares except that our Class A common shares are not currently listed on a national securities exchange.
At the time of our initial public offering and our follow-on offering in May 2011, we disclosed that our Board intended to conduct a series of exchange offers to exchange our Class A common shares and units of limited partnership in our operating partnership, or OP units, for Class B common shares. We also disclosed our intention to propose an amendment to our Declaration of Trust for approval at our 2012 annual meeting of shareholders in order to reclassify the remaining Class A common shares into Class B common shares and rename the single class as “common shares.”
From September 2011 to March 2012, we conducted two exchange offers, in which we offered to exchange Class A common shares and OP units for Class B common shares. As of March 23, 2012, we had exchanged an aggregate of 1,735,578 Class A common shares for Class B common shares. As of March 23, 2012, we had 1,737,438 Class A common shares outstanding.

Proposed Amendment
The full text of the proposed amendment is set forth in the form of Articles of Amendment attached to this proxy statement as Appendix A (the “Articles of Amendment”). The proposed amendment to our Declaration of Trust is as follows:
(a) each issued and outstanding Class A common share shall be changed into one issued and outstanding Class B common share; and
(b) each unissued Class A common share shall be changed into one unissued Class B common share.
As we have no fractional Class A common shares outstanding, each Class A common share would be changed into one Class B common share. If the proposed amendment is approved by our shareholders, our Board has approved a second amendment to our Declaration of Trust to change the designation of our Class B common shares to “common shares.” The change in designation does not require shareholder approval.

Recommendation of the Board
Our Board believes that the amendment to our Declaration of Trust is advisable and in the best interests of our company and our shareholders, and has unanimously approved the amendment to the Declaration of Trust and unanimously recommends that you vote "FOR" the proposal to approve the amendment to provide for the reclassification of Class A common shares into Class B common shares
In reaching its conclusion, our Board consulted with our management and considered a variety of factors weighing favorably towards the amendment, including the liquidity that the amendment will provide to existing Class A common shareholders for their shares. The impact on volume and trading price of our Class B common shares has been minimal as a result of the exchange offers that we have completed thus far; therefore no substantial impact is expected from the reclassification of the remaining outstanding Class A common shares into Class B common shares.
Although this discussion of the information and factors considered by our Board is believed to include the material factors considered by our Board, it is not intended to be exhaustive and may not include all of the factors considered by our Board. In reaching its determination to approve and recommend the amendment to our Declaration of Trust, our Board did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the proposal is advisable and in the best interests of the company and our shareholders. Rather, our Board based its position and recommendation on the totality of the information presented to, and factors considered by, the Board. In addition, individual members of our Board may hold Class A or Class B common shares, as set forth under “Security Ownership of Certain Beneficial Owners and Management,” and therefore may have an interest in the approval of the proposed amendment.

Purpose of Proposed Amendment and Effect on Existing Class A and Class B Shareholders
The purpose and ultimate effect of the proposed amendment to our Declaration of Trust will be to provide liquidity to our Class A common shareholders. Because Class A common shares and Class B common shares currently have equal voting, dividend and liquidation rights, the amendment to our Declaration of Trust will have no effect on the proportional ownership interests, voting, dividend or liquidation rights of our existing Class A or Class B common shareholders.
As of March 23, 2012, we had 1,737,438 Class A common shares outstanding. Because our Class A common shares are not listed on a national securities exchange, holders of those shares have had limited ability to liquidate their investments, except through the registered exchange offers that we have conducted. Following the reclassification of the Class A common shares into Class B common shares, there may be an increased demand, or a perception that there will be an increased demand, to sell our Class B common shares in the short term, which could create downward pressure on the trading price of our Class B common shares. Following each of the exchange offers that we have conducted, the impact on volume and trading price of our Class B common shares has been minimal. However, we cannot assure you that the trading price of our Class B common shares will not decline significantly following the reclassification of the Class A common shares into Class B common shares.

Comparison of Class A Common Shares to Class B Common Shares
Set forth below is a summary of the rights of the Class A and Class B common shareholders.

	Class A Common Shares	Class B Common Shares
Public Market	None.	Listed on NYSE Amex under the symbol “WSR.”
Voting Rights	One vote per share on all matters voted upon by our shareholders.	One vote per share on all matters voted upon by our shareholders.
Distribution Rights	Entitled to such distributions as may be authorized from time to time by our Board in its discretion.	Entitled to such distributions as may be authorized from time to time by our Board in its discretion.
Liquidation Rights	Entitled to liquidation payments equal to pro rata interest in all of our assets after payment of all claims and obligations including any senior securities.	Entitled to liquidation payments equal to pro rata interest in all of our assets after payment of all claims and obligations including any senior securities.

Implementation of Amendments
If approved by our shareholders at the Annual Meeting, the amendment reflected in the Articles of Amendment will be effected by filing the Articles of Amendment with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and will become effective upon filing with and acceptance for record by the SDAT. If the Articles of Amendment are approved by our shareholders, our Board has also approved a second amendment to our Declaration of Trust to change the designation of our Class B common shares to “common shares.” The change in designation does not require shareholder approval, and such amendment will be filed with the SDAT concurrently with the Articles of Amendment.

Appraisal Rights
Under Maryland law and our Declaration of Trust, you will not be entitled to rights of appraisal with respect to the amendment to our Declaration of Trust. Accordingly, to the extent that you object to the amendment, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your Class A or Class B common shares under the provisions of Maryland law governing appraisal rights.

Vote Required
Approval of this proposal to amend our Declaration of Trust requires the affirmative vote of the holders of at least a majority of our outstanding common shares entitled to vote thereon. Class A and Class B common shareholders vote together as a single class and are entitled to one vote for each Class A or Class B common share that they owned as of the record date. If you abstain from voting on the proposal, or fail to give voting instructions to your broker, bank or other agent, it will have the same effect as a vote against the proposal. Executed proxies received without instructions will be voted FOR approval of this proposal unless shareholders designate otherwise.
Our Board of Trustees unanimously recommends that you vote “FOR” the proposed amendment to our Declaration of Trust to provide for the reclassification of each Class A common share into one Class B common share.

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee of the Board of Trustees

The Audit Committee is composed of three independent, non-employee trustees and operates under a written charter adopted by the Board (a copy of which is available at www.whitestonereit.com).  The Board has determined that each committee member is independent within the meaning of the applicable NYSE Amex listing standards currently in effect and as required by the Sarbanes-Oxley Act of 2002.  Management is responsible for the financial reporting process, including the preparation of the consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”) and for the establishment and effectiveness of internal control over financial reporting.  Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP.  The committee’s responsibility is to oversee and review this process.  We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurances as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  The committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.  We held six meetings during 2011.  The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and our independent registered public accounting firm, Pannell Kerr Forster of Texas, P.C. (“PKF”). We discussed with PKF the overall scope and plans of their annual audit and quarterly reviews.  We met with PKF, with and without management present, to discuss the results of their examinations.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2011 with management and PKF. We also discussed with management and PKF the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC. In addition, we reviewed and discussed with management our compliance as of December 31, 2011 with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards,, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors' communications with the audit committee concerning independence, and has discussed with the independent auditors their independence.  When considering the independence of PKF, we considered whether their array of services to Whitestone beyond those rendered in connection with their audit of our consolidated financial statements and reviews of our consolidated financial statements, including our quarterly reports on Form 10-Q, was compatible with maintaining their independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for these services to PKF.
Based on the foregoing review and discussions and relying thereon, we have recommended to our Board of Trustees that the audited financial statements for the fiscal year ended December 31, 2011 be included in Whitestone’s Annual Report on Form 10-K.  The Audit Committee also reappointed, subject to shareholder ratification, PKF as our independent registered public accountants for the fiscal year ending December 31, 2012.

The undersigned members of the Audit Committee have furnished this report to our Board.

Respectfully submitted,
Audit Committee
Donald F. Keating, Chairman
Daryl J. Carter
Jack L. Mahaffey

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the fees for professional audit services rendered by PKF, our independent registered public accounting firm, for the audit of our annual consolidated financial statements for the two most recent fiscal years ended December 31, 2011 and 2010, and fees billed for other services rendered by PKF for those periods:

Types of Services	Total Approximate Fees
	2011	2010
Audit Fees (1)	$238,560	$160,344
Tax Fees (2)	22,440	115,624
All Other Fees(3)	51,746	47,565
Total	$312,746	$323,533
_________

(1)
Audit fees were for professional services rendered in connection with the audit of consolidated financial statements for fiscal years ended 2011 and 2010 and reviews of our quarterly consolidated financial statements within those years.

(2)	Tax fees were for assistance with matters principally related to tax compliance, tax planning and tax advice.

(3)	Other fees are primarily related to the filing of our registration statements with the SEC.

Our Audit Committee has considered the audit and non-audit services rendered by PKF and has determined that the providing of these services is compatible with maintaining the independence of PKF.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy requiring it to approve all audit and non-audit services to be performed by our independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence.  All services, engagement terms, conditions and fees, as well as changes in the terms, conditions and fees must be pre-approved by our Audit Committee in advance.  Our Audit Committee will annually review and approve services that may be provided by our independent registered public accounting firm during the next year and will revise the list of approved services from time to time based on subsequent determinations.  Our Audit Committee believes that our independent registered public accounting firm can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the firm’s independence and that the tax services do not constitute prohibited services pursuant to the SEC and/or NYSE Amex rules.  The authority to approve services may be delegated by our Audit Committee to one or more of its members, but may not be delegated to management.  If authority to approve services has been delegated to an Audit Committee member, any approval of services must be reported to our Audit Committee at its next scheduled meeting.  All audit and non-audit services rendered by our independent registered public accounting firm during fiscal years ended December 31, 2011 and 2012 were pre-approved by our Audit Committee in accordance with its policies.

PROPOSAL NO. 3 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees has appointed Pannell Kerr Forster of Texas, P.C. to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

The Board of Trustees asks shareholders to ratify the selection of PKF as our independent registered public accounting firm.  Shareholder ratification of the appointment of PKF as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of PKF to the shareholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that a change would be in the best interests of Whitestone and our shareholders.  Whitestone does not expect a representative from PKF to attend the 2012 Annual Meeting and, accordingly, no representative from PKF is expected to make a statement or be available to respond to questions.

Our Board of Trustees unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the year ending December 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Executive Relocation

On July 9, 2010, upon the unanimous recommendation of our Compensation Committee, we entered into an arrangement with Mr. Mastandrea with respect to the disposition of his residence in Cleveland, Ohio. Mr. Mastandrea listed the residence in the second half of 2007 and has had no offers. In the meantime, Mr. Mastandrea has continued to pay for security, taxes, insurance and maintenance expenses related to the residence. In May 2010, we engaged a professional relocation firm to market the home and assist in moving the Mastandrea family to Houston. Since the engagement of the relocation firm, no offers on the home have been received. Under the relocation arrangement, we will pay Mr. Mastandrea the shortfall, if any, in the amount realized from the sale of the Cleveland residence, below $2,450,000, not to exceed $700,000, plus tax on the amount of such payment at the maximum federal income tax rate. The first $450,000 will be paid in cash as will the tax amount. Any amount payable in excess of $450,000 will be paid in common shares at the market value of the shares, as determined in the reasonable judgment of the Board, as of the time of the sale of the residence. The common shares payable to Mr. Mastandrea, if any, will be delivered over four consecutive quarters in equal installments. In addition, the arrangement requires us to continue paying the previously agreed upon cost of housing expenses for the Mastandrea family in Houston, Texas for a period of one year following the date of sale of the residence. We have previously agreed to reimburse Mr. Mastandrea for out of pocket moving costs including packing, temporary storage, transportation and moving supplies.

Policies and Procedures for Transactions with Related Persons

Pursuant to its charter, our Nominating and Corporate Governance Committee is responsible for reviewing any potential or actual conflicts of interest between our trustees and between Whitestone and other companies on which a trustee of Whitestone may serve.

Under our Declaration of Trust, we may enter into any contract or transaction with our trustees, officers, employees or agents (or any affiliated person), provided that in the case of any contract or transaction in which any of our trustees, officers, employees or agents (or any affiliated person) have a material financial interest (1) the fact of the interest is disclosed or known to the following: (a) the Board, and the Board shall approve or ratify the contract or transaction by the affirmative vote of a majority of disinterested trustees, even if the disinterested trustees constitute less than a quorum, or (b) the shareholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested party; or (2) the contract or transaction is fair and reasonable to us. In addition, our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest.

According to our Code of Business Conduct and Ethics, Whitestone’s employees and trustees are expected to exhibit and promote the highest standard of honest and ethical conduct, by their adherence to the following policies and procedures: (1) they shall engage in only honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and (2) they shall inform our chief operating officer of any deviations in practice from policies and procedures governing honest and ethical behavior or any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Our Audit Committee oversees compliance with our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is available under the “Corporate Governance” page of our website at www.whitestonereit.com.

OTHER BUSINESS

The Board of Trustees knows of no other business to be presented for action at the 2012 Annual Meeting of Shareholders. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the discretion of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the Annual Meeting unless certain securities law and other requirements are met.

You are cordially invited to attend the 2012 Annual Meeting of Shareholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to vote in accordance with the instructions herein.

By order of the Board of Trustees,

/s/ John J. Dee
John J. Dee
Chief Operating Officer and Corporate Secretary

April , 2012
Houston, Texas

APPENDIX A

FORM OF ARTICLES OF AMENDMENT

WHITESTONE REIT
ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The declaration of trust (the “Declaration of Trust”) of Whitestone REIT, a Maryland real estate investment trust (the “Trust”), is hereby amended to provide that, immediately upon the acceptance of these Articles of Amendment for record by the State Department of Assessments and Taxation of Maryland (the “Effective Time”) (a) each issued and outstanding Class A common share of beneficial interest, $0.001 par value per share, of the Trust immediately prior to the Effective Time shall be changed into one issued and outstanding Class B common share of beneficial interest, $0.001 par value per share, of the Trust and (b) each unissued Class A common share of beneficial interest, $0.001 par value per share, of the Trust immediately prior to the Effective Time shall be changed into one unissued Class B common share of beneficial interest, $0.001 par value per share, of the Trust.

SECOND: The amendment to the Declaration of Trust as set forth above has been duly advised by the Board of Trustees of the Trust and approved by the shareholders of the Trust entitled to vote thereon as required by law.

THIRD: There has been no increase in the authorized shares of beneficial interest of the Trust effected by the amendment to the Declaration of Trust as set forth above.

FOURTH: The undersigned acknowledges these Articles of Amendment to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its Secretary on this _____ day of _______________, 2012.

ATTEST:                    WHITESTONE REIT

By: ____________________________    By: ____________________________ (SEAL)
Name: John J. Dee             Name: James C. Mastandrea
Title: Secretary                 Title: Chairman and Chief Executive Officer

PRELIMINARY COPY - SUBJECT TO COMPLETION

ANNUAL MEETING OF SHAREHOLDERS OF

WHITESTONE REIT

May 22, 2012

PROXY AUTHORIZATION INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2012:
The Notice of Meeting, proxy statement, proxy card and 2011 Annual Report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16615

Please detach along perforated line and mail in the envelope provided IF you are not authorizing your proxy via telephone or the Internet.

20230300000000001000 3 052212

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following nominees to the Company's Board:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jack L. Mahaffey
- ○ James C. Mastandrea

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The votes entitled to be cast by the undersigned will be cast in the manner directed herein. If this proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the nominees for trustee, "FOR" the amendment to our Declaration of Trust, and "FOR" the ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2012. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder upon all other matters that may properly come before the meeting or any adjournment or postponement thereof.

Please mark here if you plan to attend the Annual Meeting of Shareholders. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PRELIMINARY COPY - SUBJECT TO COMPLETION

ANNUAL MEETING OF SHAREHOLDERS OF

WHITESTONE REIT

May 22, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2012:
The Notice of Meeting, proxy statement, proxy card and 2011 Annual Report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16615

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230300000000001000 3 052212

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following nominees to the Company's Board:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
○ Jack L. Mahaffey
○ James C. Mastandrea

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The votes entitled to be cast by the undersigned will be cast in the manner directed herein. If this proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the nominees for trustee, "FOR" the amendment to our Declaration of Trust, and "FOR" the ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2012. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder upon all other matters that may properly come before the meeting or any adjournment or postponement thereof.

Please mark here if you plan to attend the Annual Meeting of Shareholders. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.